For Immediate Release

Danka Completes $145 Million Financing Agreement

With GE Corporate Lending;

Schedules Fourth Quarter and Fiscal Year 2007 Earnings Release Date and

Conference Call

ST. PETERSBURG, FLORIDA (June 25, 2007) – Danka Business Systems PLC (NASDAQ: DANKY) said today that it had completed its previously announced $145 million financing agreement with GE Corporate Lending.

The Company also stated it plans to release fourth quarter and fiscal year 2007 (ended March 31, 2007) results prior to market open on Wednesday, June 27, 2007. It will then host a conference call at 10:00 a.m. ET that day with A.D. Frazier, Chairman and Chief Executive Officer, and Edward K. Quibell, Chief Financial Officer.

To participate in the conference call, please dial in five-to-ten minutes prior to the start of the call and follow the operator’s instructions. U.S. and Canada callers: please dial (800) 309-1555. International callers: please dial (706) 643-7754. Reference conference ID #4651644 when prompted.

A replay of the call will be available approximately two hours after the call ends. U.S. and Canada callers: dial (800) 642-1687. International callers: dial (706) 645-9291. Reference conference ID #4651644 when prompted. This playback will be available through 12:00 a.m. ET on July 3, 2007.

About Danka

Danka delivers value to clients by using its expert technical and professional services to implement effective document information solutions. As one of the leading independent providers of enterprise imaging systems and services, the company enables choice, convenience, and continuity. Danka’s vision is to empower customers to benefit fully from the convergence of image and document technologies in a connected environment. This approach will strengthen the company’s client relationships and expand its strategic value. For more information, visit Danka’s web site at www.danka.com.

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Certain statements contained in this press release, including statements related to Danka’s future business and financial performance, are forward-looking. Such statements reflect the current views of Danka with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s analysis only as of the date they are made.

Danka is a registered trademark and Danka @ the Desktop is a trademark of Danka Business Systems PLC. All other trademarks are the property of their respective owners.

Contacts:	The Dilenschneider Group – Robert E. Swadosh, 212-922-0900 ext. 132
Danka St. Petersburg – Cheley Howes, 727-622-2760

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